                                                                    EXHIBIT 10.4

                       THIRD AMENDMENT TO LEASE AGREEMENT


         THIS THIRD AMENDMENT TO LEASE AGREEMENT (the "AMENDMENT"), entered into as of the 7th day of July, 1998, by and between ATLANTA PARKWAY INVESTMENT GROUP, INC., a Delaware corporation having Westmark Realty Advisors, L.L.C., a Delaware limited partnership, as its duly authorized agent (hereinafter referred to as the "Landlord"), and E3 NORTH AMERICA, INC. (F/K/A E3 ASSOCIATES, LTD.), a Georgia corporation (hereinafter referred to as the "TENANT").

                              W I T N E S S E T H:

         WHEREAS, Two Park, Inc. ("FORMER LANDLORD") and Tenant have entered into that certain Two Parkway Center Lease Agreement, dated November 8, 1990, as amended by Amendment to Lease dated August 14, 1995 and Second Amendment to Lease dated April 22, 1996 (the "Lease"), with respect to certain premises consisting, as of the date hereof, of 29,038 square feet of Rentable Area and known as Suites 315, 320, 600 and 605, 1800 Parkway Place, Marietta, Georgia, as more particularly described in the Lease (the "EXISTING PREMISES") upon terms and conditions more particularly set forth therein; and

         WHEREAS, Landlord has acquired the Building from Former Landlord and succeeded to Former Landlord's interest as Landlord under the Lease; and

         WHEREAS, Landlord and Tenant desire to amend the lease to provide for an expansion of the Existing Premises and in certain other respects;

         NOW THEREFORE, for and in consideration of the premises and the sum of TEN AND NO/00 DOLLARS ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby covenant and agree as follows:

         1. DEFINITIONS. The Lease is hereby modified as provided below. Except as otherwise provided herein, all capitalized terms used in this Amendment which are not defined herein shall have the meanings ascribed to such terms in the Lease. All references in the Lease or in this Amendment to "the Lease" or "this Lease" shall be deemed references to the Lease as amended by this Amendment.

         2.  EXPANSION.

         (a) Effective on May 1, 1998 (the "EXPANSION DATE"), the Existing Premises shall be expanded to include space, consisting of 4,047 square feet of Rentable Area in Suite 310 on the third (3rd) floor of the Building, as outlined on the floor plan attached hereto and made a part hereof as EXHIBIT "A", and identified thereon as the "NEW SPACE." From and after the Expansion Date, the term "Rentable Area" of the Premises," as defined in Section 1.4, of the Lease, shall mean for all purposes, including without limitation the calculation of Base Rental, 33,085 square feet, and "Tenant's Percentage Share," as defined in
Section 1.6(b) of the Lease, shall be 14.575%.

         (b) Effective on September 30, 2000 (the "ADDITIONAL EXPANSION DATE"), the Existing Premises shall be expanded to include the space, consisting of 20,265 square feet of rentable area on the 5th floor of the Building, and more particularly described in that certain Sublease dated February 24,

1998 by and between E3 North America, Inc. as "Subtenant" and Circuit City Stores, Inc. as "Sublessor", as the "Subleased Premises" (the "ADDITIONAL NEW SPACE"). From and after the Additional Expansion Date, the term "Rentable Area of the Premises", as defined in Section 1.4 of the Lease, shall mean for all purposes, including without limitation, the calculation of Base Rental, 53,350 square feet, and "Tenant's percentage share", as defined in Section 1.6(b) of the Lease, shall be 23.502%.

         3.  BASE RENTAL; ADDITIONAL RENT; REIMBURSEMENTS.

         (a) Section 1.1 of the Lease is hereby amended to provide that the annual Base Rental for the New Space, effective on the Expansion Date, shall be $22.25 per square foot of Rentable Area within the New Space per year, payable monthly as provided in Section 4.1 of the Lease. Accordingly, the Base Rental for the New Space (4,047 square feet) shall be as follows:

                                                          RESULTING ANNUAL            RESULTING MONTHLY
  PERIOD EFFECTIVE                  */RSF                    BASE RENTAL                 BASE RENTAL
  ----------------                  -----                    -----------                 -----------
  May 1, 1998                       $22.25                   $90,045.75                   $7,503.81
  through
  February 18, 2001

The Base Rental for the New Space shall be subject to increase pursuant to Paragraph 4.2 of the Lease, commencing with the year 1999; provided, however, that such increase shall be determined by multiplying the Base Rental in force at the end of each calendar year times fifty percent (50%) of the percentage increase in the Index for the month of December of the immediately preceding calendar year, subject to a maximum annual increase in the Index of two percent (2%).

         (b) Section 1.1 of the Lease is hereby amended to provide that the annual Base Rental for the Additional New Space, effective on the Additional Expansion Date, shall be an amount equal to the average rental rate per square foot for the Existing Premises (excluding the New Space) multiplied by the number of square feet of rentable area within the Additional New Space. Said annual Base Rental shall be payable monthly as provided in Section 4.1 of the Lease. The Base Rental for the Additional New Space shall be subject to increase pursuant to paragraph 4.2 of the Lease, commencing with the year 2001; provided, however, that such increase shall be determined by multiplying the Base Rental in force at the end of each calendar year times fifty percent (50%) of the percentage increase in the Index for the month of December of the immediately preceding calendar year, subject to a maximum annual increase in the Index of two percent (2%).

         (c) The Base Year for purposes of Sections 1.6(c) and 4.3 of the Lease shall be 1998 for the New Space and 2000 for the Additional New Space. Accordingly, for each calendar year during the Lease Term commencing with the year 1999 for the New Space and 2001 for the Additional New Space, Tenant shall pay to Landlord, as additional rent under Paragraph 4.3 of the Lease with respect to the New Space and the Additional New Space, an amount equal to Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in such Adjustment Year over the Base Operating Expenses. Anything to the contrary herein notwithstanding, the Base Rental and other sums due Landlord under the Lease with respect to the Existing Premises shall continue to be due and payable in accordance with the terms of the Lease.

         4.  TENANT IMPROVEMENTS.

         (a) Tenant takes and accepts the New Space from Landlord in its present as-is condition and as suited for the use intended by Tenant, except for such improvements as may be expressly provided for in the Tenant Improvement Agreement attached hereto and made a part hereof as EXHIBIT "B." No delay in delivery of the Tenant Improvements shall render the Lease (including this Amendment) void or violable, nor shall Landlord be liable to Tenant for any loss or damages resulting therefrom. No such delay shall operate to relieve Tenant of Tenant's obligations (including the obligation to pay Base Rental and additional rent under the Lease) to Landlord as provided in the Lease, and the Expansion Date and the Expiration Date, as defined in this Amendment, shall not be postponed. Notwithstanding the foregoing, the Base Rental payable with respect to the New Space shall abate for the time period beginning on the date that Landlord's Contractor commences construction of the Tenant Improvements and ending on the earlier of (i) the date on which said Tenant Improvements are substantially complete or Tenant takes delivery of or otherwise occupies the New Space or (ii) the date which is sixty (60) days after the commencement of construction of said Tenant Improvements; provided, however, that Tenant shall not be entitled to any such rent abatement if and to the extent that any delay in completing the Tenant Improvements is attributable to Tenant, its employees or agents, or any such party's failure to comply with the provisions hereof, and provided further that Tenant shall be entitled to no such rent abatement at any time during which Tenant occupies all or a portion of the New Space.

         (b) Landlord agrees to construct or install in the Premises the "Tenant Improvements," as defined in and to be constructed or installed pursuant to the provisions of the Tenant Improvement Agreement which is attached hereto as EXHIBIT "B". Subject to the terms of paragraph 4(a) above, Landlord agrees to use its reasonable good faith efforts to cause Landlord's Contractor to commence construction of the Tenant Improvements within ten (10) business days after a building permit is issued with respect to the same, and to complete said Tenant Improvements within a reasonable period of time thereafter, taking into account the nature and extent of said Tenant Improvements. Tenant agrees to comply with all the terms and provisions of the Tenant Improvement Agreement, including, without limitation, the obligation to pay, as additional rent, all amounts due Landlord under Paragraph 3 thereof according to the payment provisions contained in said Paragraph 3. Upon request of Landlord, within twenty (20) days after the Premises has been substantially completed in accordance with the Tenant Improvement Agreement, Tenant will execute and deliver to Landlord a Tenant Acceptance Agreement in the form attached to the Lease, dated October 23, 1991, as Exhibit "B" thereto. All other Landlord allowances provided in the Lease with respect to the Existing Premises or the New Space shall have no further force or effect.

         5. INSURANCE. Section 8.1(b) of the Lease is hereby deleted in its entirety and the following new Section 8.1(b) is inserted in lieu thereof. Notwithstanding anything to the contrary contained herein, on and after the Expansion Date, Tenant shall maintain on the entire Premises the amounts and types of insurance required by Section 8.1 of the Lease, as amended hereby.

         "8.1(b) Tenant shall carry policies of insurance as follows: workers' compensation in form and amounts as required by the state of Georgia; employers liability in an amount of not less than $500,000 bodily injury by accident, each accident, $500,000 bodily injury by disease, policy limit, and $500,000 bodily injury by disease, each employee; and commercial general liability, which shall include but not be limited to bodily injury, property damages, personal injury, and broad form contractual coverage in an amount of not less than $1,000,000 per occurrence and in the aggregate combined single limit. Said commercial general liability insurance policy shall name the Landlord and its agent as additional insureds, and shall, as regards to this contract, be considered to be primary and noncontributory. All policies shall be with insurers licensed to do business in the state of Georgia and shall carry an A.M. Best rating of not less than A
         - XII (A minus 12). Certificates of Insurance evidencing the required insurance shall be issued no later than 10 days prior to the Commencement Date of this Lease and no later than 10 days prior to each renewal. Certificates shall provide that thirty (30) days written notice of cancellation or nonrenewal be given to the Landlord. The certificate evidencing commercial general liability coverage shall note that the Landlord and its agent are additional insureds. The certificate of insurance evidencing the insurance required by subparagraph 8.1(a) shall be in the form of ACCORD Form 27.

         6. BROKER. Tenant represents and warrants to Landlord that (except with respect to Goodman Segar GVA who has represented Tenant and whose commission is to be paid by Landlord pursuant to separate agreement) no broker, agent, commissioned salesman, or other person has represented Tenant in the negotiations for and procurement of this Third Amendment and of the New Space and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commissioned salesman, or other person. With respect to the broker(s) or other person(s) or firm(s) excluded above from Tenant's representation and warranty of no broker, and with respect to LaSalle Partners, Landlord agrees to pay to Such broker all commissions, fees, or compensation of any kind which are due and payable to such broker. Tenant agrees to indemnify and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments) for any fees, commissions or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship with Tenant. Landlord represents and warrants to Tenant that any broker, agent, commissioned, salesman or other person who has represented Landlord in the negotiations for and procurement of this Third Amendment will be paid by Landlord.

         7. NOTICE ADDRESS. Paragraph 1.8 of the Lease, entitled "Notice Addresses," is hereby amended to provide that the address of Landlord shall be as follows:

             As to Landlord:

             Atlanta Parkway Investment Group, Inc.
             c/o Westmark Realty Advisors, L.L.C.
             865 South Figueroa Street
             Suite 3500
             Los Angeles, California 90017-2543
             Attn: Joseph W. Markling

             With a copy to:

             LaSalle Partners Management Services, Inc.
             Two Parkway Center
             1800 Parkway Place, Suite 235
             Marietta, Georgia 30067

         8. RIGHT OF FIRST OPPORTUNITY. Until February 28, 2001, and provided this Lease is then in full force and effect and that Tenant is not in default under this Lease, either at the time of Tenant's election to lease the First Opportunity Space or as of the commencement of this Lease as it relates to the First Opportunity Space, Tenant shall have a right of first opportunity (the "RIGHT OF FIRST OPPORTUNITY") to lease all (but not less than all) of the approximately 6,184 rentable square feet on the third floor of the Building shown as the "First Opportunity Space" on EXHIBIT "A" hereto (the "FIRST OPPORTUNITY SPACE"), in its then as-is condition, on the following terms and conditions:

         (a) Should Landlord, prior to February 28, 2001, receive interest in leasing all or any portion of the First Opportunity Space from a bona fide third party prospect, Landlord shall notify Tenant thereof in writing, which notice shall set forth, as the Base Rental for the First Opportunity Space, the then-prevailing rental rate on a per square foot basis as then announced by Landlord for the Building, but without any allowances for tenant improvements or other "moving" concessions.

         (b) Tenant shall have five (5) days after receipt of Landlord's notice to respond as to whether or not Tenant desires to lease the entire First Opportunity Space at the Base Rental stated by Landlord in its written notice. If Tenant elects not to lease the First Opportunity Space or fails to respond within such five (5) day period, then this Right of First Opportunity shall automatically terminate and Tenant shall have no further right to lease the First Opportunity Space or any portion thereof.

         (c) Tenant elects to lease the First Opportunity Space, the "Base Rental" for the First Opportunity Space, for purposes of Paragraph 1.1 of this Lease, shall be an amount equal to the Base Rental set forth in Landlord's notice as set forth above, and shall be subject to adjustment pursuant to Paragraph 4.2 of the Lease. Base Rental for the First Opportunity Space shall commence on the earlier to occur of (i) thirty (30) days after Tenant's notice of election to lease the First Opportunity Space, or (ii) the date Tenant first occupies the First Opportunity Space. Except as expressly set forth to the contrary in this Lease, from and after the date Tenant is required to pay Base Rental hereunder with respect to First Opportunity Space, all other terms and conditions of this Lease shall apply to the First Opportunity Space, and the First Opportunity Space shall be deemed to be a part of the Premises for the remainder of the Term of the Lease.

         (d) Tenant's right to lease the First Opportunity Space pursuant to this Paragraph is and shall at all times be subject and subordinate to the rights of others currently in effect with respect to such space, whether exercised or unexerclsed. This Right of First Opportunity is personal to Tenant and shall become null and void upon the occurrence of an assignment of this Lease or a sublet of all or any portion of the Premises.

         (e) Within thirty (30) days after the commencement of Base Rental for the First Opportunity Space as set forth above, Landlord and Tenant shall enter into a written amendment to this Lease setting forth the commencement date of Base Rental for such space, the location and square footage of such space, the annual rent for such space and the increased "Tenant's Percentage Share" for purposes of Paragraph 1.6(b) of the Lease. The "Base Year" with respect to the First Opportunity Space, for purposes of Paragraph 1.6(c) of the Lease, shall be the calendar year during which Base Rental for such space shall commence.

         9. ASSIGNMENT AND SUBLETTING. Section 3.1(a) of the Lease is hereby deleted in its entirety and the following new Section 3.1(a) is inserted in lieu thereof.

         (a) The Tenant shall not, without the Landlord's prior written consent, which shall not be unreasonably withheld or delayed, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises or any part thereof by anyone other than

         Tenant, and any attempt to consummate any the foregoing without Landlord's consent shall be void. Tenant shall have the right to assign all or any portion of the Premises to any parent of Tenant or to a corporation into which Tenant may merge as a result of a consolidation, reorganization or merger or to any transferee of substantially all of the stock or assets of Tenant (and Paragraphs 3.1(b), (c), (d) and (e), below, shall have no force or effect) so long as such assignee assumes and agrees to perform all obligations of Tenant under this Lease; provided, however, that Tenant shall notify Landlord of any such proposed assignment at least twenty (20) days in advance of the effective date thereof and that Tenant shall not be in default hereunder at the time of such proposed assignment or at the time of such notice, and provided further that Tenant and such assignee shall execute such documents as Landlord shall reasonably request reflecting the terms of such assignment, and provided further that the following conditions shall be satisfied to the reasonable satisfaction of
         Landlord:

                  (i) the net worth of such assignee is an amount not less than the greater of Tenant's net worth as of the date hereof or as of the date of such assignment;

                  (ii) the use of the Premises by the proposed assignee shall be for general office purposes only, and shall be of a kind and a quality which is typically located or found in first class office buildings in metropolitan Atlanta, Georgia;

                  (iii) such assignee shall not be detrimental to the integrity of the tenant base in the Building, and the business of such assignee shall be compatible with the businesses of other tenants in the Building and will not materially interfere with the operation of the Building or other tenants located therein; and

                  (iv) such assignment would not adversely affect the marketability of the remaining unoccupied portions of the Building and would not cause a violation by Landlord of its obligations under any other lease covering any portion of the Building.

         Tenant shall submit to Landlord, promptly upon request by Landlord, such information concerning the proposed assignee as may be requested by Landlord in order to satisfy the foregoing conditions. No such assignment shall release or relieve Tenant of any of its liabilities or obligations thereunder and all of the terms and provisions of this Paragraph 3 shall continue to be applicable to any subsequent assignment, subletting or other disposition by the assignee permitted pursuant to the foregoing provisions. Notwithstanding anything in this Paragraph 3.1 to the contrary, under no circumstances shall any Sublessee or assignee of Tenant approved by Landlord as provided herein have any right to further assign or sublet the Premises, or any part thereof, without Landlord's consent, which consent may be granted or withheld by Landlord in its sole and absolute discretion.

         10. MISCELLANEOUS. Section 3.1 of the Original Lease is hereby modified and amended to add, as a condition to any assignment or subletting of all or a portion of the Premises, that there not be a material event of default under this Lease in existence at the time of Tenant's election to so assign or sublet or as of the effective date of such assignment or subletting, and to provide that Tenant shall pay all Landlord's costs associated with the Landlord's review and approval of any sublet or assignment requested by Tenant. It is understood that, for purposes of the previous sentence, any obligation of Tenant under the Lease, as amended hereby, to pay any monies to Landlord thereunder, including all payments of Base Rental and additional rent, shall be deemed to be a material event of, default. Tenant acknowledges that it is in possession of, and has accepted, the Existing Premises and the Additional New Space and acknowledges that all tenant improvement work to be performed by Landlord in said Existing Premises and Additional New Space as required by the terms of the Lease (or the lease pursuant to which Tenant currently occupies the Additional New Space, hereinafter referred to as the Circuit City Lease) has been satisfactorily completed. Tenant further certifies to Landlord that, to its best knowledge and belief, all conditions of the Lease and the Circuit City Lease required of Landlord as of this date have been fulfilled and there are no defenses or setoffs against the enforcement of the Lease or the Circuit City Lease by Landlord. Except as expressly modified herein, the Lease and the Circuit City Lease shall remain in full force and effect. Landlord and Tenant do hereby ratify and confirm the terms and conditions of the Original Lease, as amended by the First Amendment, the Second Amendment and this Third Amendment. In the event of any conflict between the terms of this Third Amendment and the terms of the Original Lease, as amended by the First Amendment and Second Amendment, the terms of this Third Amendment shall govern and control. This Third Amendment constitutes and contains the sole and entire agreement of Landlord and Tenant with respect to the subject matter hereof and no prior or contemporaneous oral or written representations or agreements between the parties and affecting the subject matter hereof shall have any force or effect. This Third Amendment shall be binding upon the executors, administrators, heirs, successors and assigns of Landlord and Tenant, to the extent permitted under the Lease.

         11. GOVERNING LAW. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

         12. TIME IS OF THE ESSENCE OF ALL OF THE PROVISIONS HEREOF OF WHICH TIME IS A FACTOR.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed under seal by their duly authorized officers or representatives as of the day and year first above written.

                                    "TENANT"

                                        E3 NORTH AMERICA, INC.

                                        By: /s/ Frank K. Schuster
                                           -------------------------------------

                                        Title: Executive Vice President
                                              ----------------------------------

                                        Date:  June 10, 1998
                                             -----------------------------------

                                        Attest: /s/ Anders Herlitz
                                               ---------------------------------

                                        Title: CEO
                                              ----------------------------------

                                        Date:  6/10/98
                                             -----------------------------------

                                        (CORPORATE SEAL)

                       (Signatures continued on next page)

                                   "LANDLORD"

                                        ATLANTA PARKWAY INVESTMENT
                                        GROUP, INC., a Delaware corporation

                                        By:  WESTMARK REALTY
                                             ADVISORS, L.L.C., its authorized
                                             agent


                                        By: /s/ James H. Patterson, II    (SEAL)
                                           -------------------------------
                                        Print Name:  James H. Patterson, II
                                                   -----------------------------
                                        Title: Authorized Signatory
                                              ----------------------------------


                                        Attest: /s/ Timothy Shine         (SEAL)
                                               ---------------------------
                                        Print Name:  Timothy Shine
                                                   -----------------------------
                                        Title: Authorized Signatory
                                              ----------------------------------

                                    EXHIBIT B

                          TENANT IMPROVEMENT AGREEMENT

         WHEREAS, the undersigned Landlord and Tenant have executed, sealed, and delivered a certain Third Amendment to Lease Agreement (the "AMENDMENT") to which this Agreement is attached, and into which this Agreement is fully incorporated by reference, as Exhibit B;

         WHEREAS, the Lease, as defined in the Amendment (the "LEASE"), provides for the letting of space within Two Parkway Center, 1800 Parkway Place, Marietta, Georgia (the "BUILDING") and the Amendment provides for the letting of an additional 4,047 square feet of Rentable Area in the Building (the "NEW SPACE") located at Two Parkway Center;

         WHEREAS, the terms "LANDLORD" and "TENANT," "PREMISES," "EXISTING PREMISES," "NEW SPACE," "RENTABLE AREA OF THE PREMISES," and "BUILDING" as used herein shall have the same meanings ascribed thereto as set forth in the Lease, as amended by the Amendment; and

         WHEREAS, Landlord and Tenant desire to set forth herein their respective agreements regarding the improvement of the Premises;

         NOW THEREFORE, in consideration of the premises, the execution and delivery of the Lease by the parties hereto, the mutual covenants contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

Section 1. TENANT IMPROVEMENTS.

         Section 1.01 DEFINITION.

         The term "TENANT IMPROVEMENTS" shall mean all improvements to be constructed or installed in or on the New Space in accordance with the Drawings and Specifications, as hereinafter defined.

         Section 1.02 BASE BUILDING CONDITION.

         The term "BASE BUILDING CONDITION" shall mean the condition of the New Space prior to commencement of the work of constructing and installing the Tenant Improvements.

Section 2. DRAWINGS AND SPECIFICATIONS.

         Section. 2.01 DEFINITION.

         The term "DRAWINGS AND SPECIFICATIONS" shall mean (i) the initial drawings, specifications, and finish schedules utilized for pricing of the Tenant Improvements which have been approved by Landlord and Tenant, as more particularly described on EXHIBIT "A-1" attached hereto (the "PRICING PLANS"), together with (ii) final construction drawings, specifications, finish schedules and the like necessary to commence construction of the Tenant Improvements, which are to be prepared by Landlord's architect ("LANDLORD'S ARCHITECT") and approved by Landlord and Tenant (the "CONSTRUCTION DRAWINGS").

         (a) Tenant desires that Landlord use Landlord's Architect to prepare final working drawings, specifications, finish schedules, and the like necessary to commence construction of the Tenant Improvements. As provided in Section 3.01 hereof, Landlord shall pay the cost of preparing the Pricing Plans. The cost of preparing the Construction Drawings, including any revisions to same (except as provided in Section 3.03(c)), shall be paid by Landlord and shall be a part of the Tenant Improvement Costs (as defined below). Landlord and Tenant shall cooperate with Landlord's Architect in the prompt preparation of the Construction Drawings. Notwithstanding anything to the contrary contained herein, Landlord shall not charge any construction management fee or similar charge to Tenant or to the Landlord's Allowance for Tenant Improvement Costs.

         (b) As soon as reasonably possible following Tenant's notifying Landlord that Tenant is ready for Landlord to proceed with the construction of the Tenant Improvements, which notice must be received by Landlord prior to September 30, 1998, Landlord shall cause Landlord's Architect to prepare the Construction Drawings. During the preparation of the Construction Drawings, Tenant shall supply Landlord's Architect, within two (2) business days following written request therefor, with any information necessary for the completion of the Construction Drawings. Upon completion of the Construction Drawings, Landlord shall deliver the Construction Drawings to Tenant for approval, which approval may not he withheld by Tenant so long as the Construction Drawings are substantially in accordance with the Pricing Plans. Tenant's approval or disapproval must be provided, in writing, within three (3) business days of Tenant's receipt of the Construction Drawings. If Tenant validly disapproves the Construction Drawings, Landlord will cause Landlord's Architect to revise the Construction Drawings and will resubmit the Construction Drawings to Tenant for approval or disapproval, which must be provided by Tenant within two (2) business days. If Landlord and Tenant have a dispute about whether the Construction Documents are substantially in accordance with the Pricing Plans, the parties agree to submit the dispute to an independent third-party architect for resolution. The parties agree that the decision of the third-party architect shall be final and binding on the parties.

         (c) On or before the seventh (7th) business day following Tenant's receipt of the Construction Drawings, Landlord shall obtain from Landlord's contractor ("LANDLORD'S CONTRACTOR") a price schedule for the Tenant Improvements and shall submit the same to Tenant for its approval. Tenant shall have three (3) business days to approve or disapprove such price schedule and failure to respond within such period shall be deemed Tenant's approval of same. If Tenant disapproves such price schedule, Tenant agrees to work promptly with Landlord's Architect and Landlord's Contractor to alter the Construction Drawings as necessary to cause the price quotation based thereon to be acceptable to Tenant. The aggregate cost for the Tenant Improvements, once approved by Tenant, shall hereinafter be referred to as "TENANT IMPROVEMENT COSTS." Upon approval of said price schedule by Tenant, Tenant shall be deemed to have given final approval to the Construction Drawings and Landlord shall he deemed to have been authorized to proceed, through Landlord's Contractor, with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications. Notwithstanding anything to the contrary contained herein, Landlord's Contractor and the Tenant Improvement Costs described above shall be a contractor and the guaranteed bid amount that are chosen through the following Bid Procedure, and the Landlord's Contractor and Tenant Improvement Costs shall not be modified or increased thereafter without the approval of Tenant. "Bid Procedure" shall mean that: (i) within five (5) business days after Landlord's receipt of the Construction Drawings, Landlord shall deliver complete bid submission requests with all appropriate bid and construction information ("Bid Request Package") to Tenant and to two (2) competent general contractors chosen by Landlord and to one (1) competent general contractor chosen by Tenant (collectively "Biding General Contractors");
(ii) Landlord shall require bid submissions from the Biding General Contractors within ten (10) days thereafter stating the amount of the guaranteed price to fully complete all work described in the

Bid Request Package; (iii) Landlord shall require all bids submitted by the Biding General delivered to tenant in their entirety; (iv) the Landlord's Contractor shall be the Biding General Contractor chosen by Tenant to have submitted the lowest bid that complies with the requirements of the Bid Request Package. The Landlord's Contractor shall use the subcontractors that submitted the lowest bid that was in compliance with the Bid Request Package. If any of such lowest biding subcontractors is not approved by the Landlord for performing work in the Building, then Landlord shall approve that subcontractor within ten
(10) days unless, in Landlord's reasonable judgment, such subcontractor is not competent to perform work in the Building. If, in Landlord's reasonable judgment, the subcontractor chosen in the Bid Procedure is not competent, then Landlord shall choose one (1) other competent subcontractor and Tenant shall choose one (1) other competent subcontractor to perform the Bid Procedure again for that trade and the lowest bidder as determined by a third party architect chosen by the American Arbitration Association shall be the subcontractor to be used for performing the Tenant Improvements of that trade.

Section 3. PAYMENT OF COSTS.

         Section 3.01 LANDLORD'S COSTS FOR INITIAL DRAWINGS AND SPECIFICATIONS.

         Landlord shall bear the cost of preparing the Pricing Plans utilized for pricing of the Tenant Improvements, which costs shall not be included as part of the Tenant Improvement Costs.

         Section 3.02 LANDLORD'S ALLOWANCE FOR TENANT IMPROVEMENT COSTS.

         Landlord shall pay the Tenant Improvement Costs up to $5.00 per square foot of Rentable Area in the New Space, or $20,235.00 based upon 4,047 square feet of Rentable Area in the New Space (the "LANDLORD'S ALLOWANCE FOR TENANT IMPROVEMENT COSTS"). The Landlord's Allowance for Tenant Improvement Costs must be expended on permanent and semi-permanent finishes and improvements (not eligible are items such as furniture, telecommunications and/or computer wiring or equipment, moving expenses etc.). All improvements made from concrete slab to concrete deck shall be deducted from this allowance. Any unused portion of this allowance shall belong to Landlord.

         Section 3.03 TENANT'S COSTS.

         The aggregate of all costs described in the following subparagraphs (a) through (c) of this Section 3.03 are hereinafter referred to collectively as "TENANT'S COSTS."

              (a) The Tenant Improvement Costs over and above the Landlord's Allowance for Tenant Improvement Costs;

              (b) Fees for architects, engineers, interior designers, and other professionals and design specialists engaged by Tenant in connection with the Tenant Improvements;

              (c) The cost of making any and all changes in and to the Drawings and Specifications and any and all increased costs in the Tenant Improvement Costs resulting therefrom after the Construction Drawings are completed and mutually agreed upon by Landlord and Tenant; and in the event the aggregate of Tenant Costs, as defined above, exceeds Landlord's Allowance for Tenant Improvement Costs, as specified in Section 3.02 above, then Tenant shall promptly pay the excess to Landlord as additional rent, as set forth in Section 3.04.

         Section 3.04 PAYMENT SCHEDULE FOR TENANT'S COSTS.

         Tenant shall pay to Landlord the Tenant's Costs within thirty (30) calendar days after Tenant's receipt of invoices for the work of constructing and installing the Tenant Improvements from Landlord.

         Section 3.05 CHANGES IN DRAWINGS AND SPECIFICATIONS.

         If at any time after the Tenant Improvement Costs are determined Tenant desires to make changes in the Drawings and Specifications, Tenant shall submit to Landlord for approval working drawings, specifications, and finish schedules for any and all such desired changes. Once any and all changes and modifications are approved by Landlord, Landlord shall promptly submit the same to Landlord's Contractor for pricing. The procedure for determining an approved cost for such changes shall be as set forth in Section 2 above. Once a cost for such changes has been approved, all references in this Agreement to "Drawings and Specifications" shall be to the Drawings and Specifications as changed and modified pursuant to this Section 3.05, and all references to "Tenant Improvement Costs" shall be deemed to include the aggregate approved cost for the changes as determined in this Section 3.05. Once the changes and the costs therefore have been approved, Tenant shall be deemed to have given full authorization to Landlord to proceed with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications, as changed and modified. Any delays in completing the Tenant Improvements which result from either changes in the Drawings and Specifications made by Tenant or from the unavailability of materials specified by Tenant, shall not operate to delay or extend the Expansion Date nor the payment of the Base Rental or other charges due under the Lease.

         Section 3.06 FAILURE TO PAY TENANT'S COSTS.

         Provided that the Tenant Improvements are substantially completed in accordance with the Construction Drawings, failure by Tenant to pay Tenant's Costs in accordance with this Section 3 will constitute a failure by Tenant to pay rent when due under the Lease and shall therefore constitute an event of default by Tenant under the Lease, and Landlord shall have all of the remedies available to it under this Lease and at law or in equity for nonpayment of rent.

         Section 3.07 LANDLORD'S DISBURSEMENT OBLIGATIONS.

         Landlord agrees to pay the Tenant Improvement Costs as and when the same become due and payable, subject to Tenant's obligations to reimburse Landlord for Tenant's Costs as provided in Section 3.04. Landlord shall be entitled to rely on the accuracy of any and all invoices and fee statements for labor and materials performed on or furnished to the Premises in connection with the Tenant Improvements, and to rely, to the extent submitted, on any and all certifications as to Tenant Improvement Costs submitted by Landlord's Contractor and/or Landlord's Architect. Notwithstanding the foregoing, the within release and indemnification of Landlord by Tenant shall not release any other third parties, nor shall it waive any and all rights which Tenant may have against other third parties in connection with the payment or nonpayment of Tenant Improvement Costs.

Section 4. FINISH WORK IN ADDITION TO TENANT IMPROVEMENTS.

         All work in or about the Premises which is not within the scope of the work necessary to construct and install the Tenant Improvements, such as delivering and installing furniture, telephone equipment, and wiring, and office equipment and computer wiring, shall be furnished and installed by

Tenant entirely at Tenant's expense. Tenant shall adopt a schedule for performing such additional work consistent with the schedule of Landlord's Contractor and shall see that such work is conducted in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or to delay the work of constructing or installing the Tenant Improvements. Landlord shall give access and entry to the Premises to Tenant and its contract parties performing such additional work and reasonable opportunity and time to enable Tenant and such contract parties to perform and complete such work. All of such additional work and Tenant's use (and the use by its contract parties) of the Premises for such purposes shall be entirely in accordance with the Lease, including without limitation this Agreement.

Section 5. TIME IS OF THE ESSENCE.

         Time is of the essence of this Agreement. Unless specifically provided otherwise, all references to days or months shall be construed as references to calendar days or months, respectively.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in duplicate, individually or through their respective authorized officers, partners, agents of attorneys-in-fact, as the case may be, and sealed this Agreement or caused their respective seals to be affixed hereto, the day and year set forth below their respective exclusions, the latest of which is and shall be deemed to be the date of this Agreement.

                                    "TENANT"

                                        E3 NORTH AMERICA, INC.


                                        By: /s/ Frank K. Schuster
                                           -------------------------------------
                                        Print Name: Frank K. Schuster
                                                   -----------------------------
                                        Title: Executive Vice President
                                              ----------------------------------
                                        Date:
                                             -----------------------------------


                                        Attest: /s/ Anders Herlitz
                                               ---------------------------------
                                        Print Name: Anders Herlitz
                                                   -----------------------------
                                        Title: CEO
                                              ----------------------------------
                                        Date:  6/10/98
                                             -----------------------------------


                                                      [CORPORATE SEAL]

                                   "LANDLORD"

                                        ATLANTA PARKWAY INVESTMENT
                                        GROUP, INC., a Delaware corporation

                                        By:  WESTMARK REALTY
                                             ADVISORS, L.L.C., its authorized
                                             agent

                                        By: /s/ James H. Patterson, II    (SEAL)
                                           -------------------------------
                                        Print Name:  James H. Patterson, II
                                                   -----------------------------
                                        Title: Authorized Signatory
                                              ----------------------------------


                                        Attest: /s/ Timothy Shine         (SEAL)
                                               ---------------------------
                                        Print Name:  Timothy Shine
                                                   -----------------------------
                                        Title: Authorized Signatory
                                              ----------------------------------